                                                                      EXHIBIT 11

                         DREYER'S GRAND ICE CREAM, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (unaudited)

                                            Thirteen Weeks Ended         Thirty-Nine Weeks Ended
                                         ----------------------------   ----------------------------
(In thousands, except per share amount)  September 27,  September 28,   September 27,  September 28,
                                             1997           1996            1997           1996
                                         -------------  -------------   -------------  -------------
PRIMARY

Net income applicable to common stock        $  3,715      $  2,055         $  7,352       $  6,260

Weighted average number of shares of
 common stock outstanding                      26,920        26,680           26,828         26,432
                                           ----------    ----------       ----------     ----------


Net income per common share, simple        $      .14    $      .08       $      .27     $      .24
                                           ==========    ==========       ==========     ==========

Weighted average number of shares of
 common stock outstanding                      26,920        26,680           26,828         26,432


Common stock equivalent--assumed
 exercise of common stock
 options and warrants                           2,017           296            1,314            502
                                           ----------    ----------       ----------     ----------
Weighted average number of shares of
 common stock outstanding, including
 common stock equivalents                      28,937        26,976           28,142         26,934
                                           ==========    ==========       ==========     ==========

Net income per common share, primary       $      .13    $     .08(1)      $     .26(2)  $      .23(1)
                                           ==========    ==========        =========     ==========


FULLY DILUTED

Net income applicable to common stock        $  3,715      $  2,055         $  7,352       $  6,260

Add preferred dividends on redeemable
  convertible preferred stock and
  accretion of preferred stock to
  redemption value                              1,250         1,250            3,749          3,749
                                           ----------    ----------       ----------     ----------


Adjusted net income                        $    4,965    $    3,305        $  11,101     $   10,009
                                           ==========    ==========        =========     ==========

Weighted average number of shares of
 common stock outstanding                      26,920        26,680           26,828         26,432


Common stock equivalent--assumed
 exercise of common stock
 options and warrants                           2,594           296            3,050            502


Assumed conversion of preferred stock           5,800         5,800            5,800          5,800
                                           ----------    ----------       ----------     ----------

Adjusted shares                                35,314        32,776           35,678         32,734
                                           ==========    ==========        =========     ==========

Net income per common share,
 fully diluted                             $      .14    $      .10(3)     $     .31(3)  $      .31(3)
                                           ==========    ==========        =========     ==========

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(1)  This calculation is submitted in accordance with Regulation S-K item 601(b)
     (11) although it is not required by footnote 2 to paragraph 14 of APB
     Opinion No. 15 because it results in dilution of less than 3%.

(2) The number of shares of the Company's common stock obtainable upon exercise of outstanding options and warrants exceeded 20% of the number of common shares outstanding at the end of the period. However, the calculation of net income per common share using the modified treasury stock method as required by paragraph 38 of APB Opinion No. 15 is not submitted because it results in the same dilution of net income per common share as calculated under the treasury stock method.

(3)  This calculation is submitted in accordance with Regulation S-K item 601
     (b) (11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.